EXHIBIT 4.5

For U.S. Investors:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

For Non-U.S. Investors:

THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S) PURSUANT TO REGULATION S PROMULGATED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). ACCORDINGLY, NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE SECURITIES ACT.

12% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

CÜR MEDIA, INC.

DUE _______, 2016

Original Issue Date: _______________, 2016	US$__________

This 12% Senior Secured Convertible Promissory Note (the "Note") is one of a series of duly authorized and issued promissory notes (the "Notes") of CÜR MEDIA, INC., a Delaware corporation (the "Company"), designated its 12% Senior Secured Convertible Promissory Notes. The Note has been issued in accordance with exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a Securities Purchase Agreement dated __________, 2016 (the "Purchase Agreement") between the Company and the Holder (as defined below). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

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Article I.

Section 1.01 Principal and Interest.

(a)  FOR VALUE RECEIVED, the Company hereby promises to pay to the order of ____________________ (together with its/his/her permitted assigns (the "Holder"), in lawful money of the United States of America and in immediately available funds the principal sum of _____________________ Dollars (US$_________) on _______________, 2016[1] (the "Maturity Date").

(b) The Company further promises to pay interest in cash on the unpaid principal amount of this Note at a rate per annum equal to twelve percent (12%), commencing to accrue on the date hereof and payable on the Maturity Date or earlier prepayment as provided herein. Interest will be computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed.

(c) From and after the occurrence of an Event of Default (as defined herein), the interest rate shall be increased to fifteen percent (15%). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided, however, that the interest, as calculated at such increased rate during the continuance of such Event of Default, shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

Section 1.02 Conversion.

(a) Mandatory Conversion. Upon the closing of a financing (a "Qualified Offering") by the Company during the term of the Note (the "Mandatory Conversion Date") involving the sale of at least $15,000,000 in equity securities by the Company (and/or securities convertible into equity securities of the Company (the "Equity Financing Securities") excluding the capital raised in this Offering, and any subsequent private placement offering of additional promissory notes ("Additional Notes") by the Company consummated prior to a Qualified Offering ("Additional Note Offering"), if any), all of the outstanding principal amount of this Note, together with accrued and unpaid interest due thereon, shall automatically, without the necessity of any action by the Holder or the Company, convert (the "Mandatory Conversion") into units of the Company (the "Units") at a conversion price per Unit equal to the lesser of (a) 80% of the price per share of the Equity Financing Securities sold in the Qualified Offering, or (b) $2.00 (the "Mandatory Conversion Price"). Each Unit shall consist of one share (the "Unit Shares") of the Company's common stock, $0.0001 par value per share (the "Common Stock"), and one five-year warrant (the "Unit Warrants") to purchase one additional share (the "Unit Warrant Shares") of Common Stock at an exercise price equal to 125% of the price per share of the Equity Financing Securities sold in the Qualified Offering. The number of Units issuable upon a Mandatory Conversion of this Note shall be determined by the quotient obtained by dividing (i) the outstanding principal amount of this Note being converted plus accrued but unpaid interest thereon on the Mandatory Conversion Date by (ii) the Mandatory Conversion Price. The calculation by the Company of the number of Units to be received by the Holder upon conversion hereof, shall be conclusive absent manifest error. No fraction of Units will be issued on conversion, but the number of Units shall be rounded to the nearest whole number of Units. On the Mandatory Conversion Date, as the result of the Mandatory Conversion, the Note shall be of no further force or effect and shall be terminated. The Holder shall thereafter return this Note to the Company via a nationally recognized overnight delivery service (or provide an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the fifth trading day for the Common Stock following the Mandatory Conversion, the Company shall cause its transfer agent to issue and deliver to the Holder at the address specified in this Note or such other address as directed by the Holder, a certificate, registered in the name of the Holder, for the number of Units to which the Holder is entitled.
_________________

1	Six (6) month anniversary of the date of issuance.

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(b) Optional Conversion. At any time prior to a Mandatory Conversion, the Holder may, in its sole discretion, determine to convert (the "Optional Conversion") all or part of the outstanding principal amount of this Note, together with accrued and unpaid interest due thereon, into Units at a conversion price of $2.00 per Unit (the "Optional Conversion Price"). The Company shall not issue any fraction of a Unit upon any such conversion. If the issuance would result in the issuance of a fraction of a Unit, the Company shall round such fraction of a Unit up to the nearest whole Unit. The number of Units issuable upon an Optional Conversion shall be determined by the quotient obtained by dividing (i) the outstanding principal amount of this Note being converted plus accrued but unpaid interest thereon on the conversion date for the Optional Conversion by (ii) the Optional Conversion Price. The calculation by the Company of the number of Units to be received by the Holder upon conversion hereof, shall be conclusive absent manifest error. To convert any portion of the unpaid principal of this Note into Units on any date (an "Optional Conversion Date"), the Holder shall (i) transmit by facsimile (or otherwise deliver), for receipt on or prior to 12:00 noon., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Optional Conversion Notice") to the Company and (ii) return this Note to the Company via a nationally recognized overnight delivery service (or provide an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the fifth trading day for the Company's Common Stock following the date of receipt of an Optional Conversion Notice, the Company shall cause the Company's transfer agent to issue and deliver to the Holder at the address as specified in the Optional Conversion Notice, a certificate, registered in the name of the Holder, for the number of Unit Shares to which the Holder shall be entitled. If the outstanding principal amount of this Note is greater than the principal portion being converted, then the Company shall as soon as practicable after receipt of this Note, at its own expense, issue and deliver to the Holder a new Note representing the outstanding principal amount not converted. Such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the principal amount remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Original Issue Date of this Note, and (iv) shall have the same rights and conditions as this Note.

Section 1.03 Absolute Obligation/Ranking.

(a) This Note is a direct debt obligation of the Company. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

(b) The Note ranks pari passu with all other Notes now or hereafter issued pursuant to the Purchase Agreement. Except as expressly provided herein, this Note, and all other Notes now or hereafter issued pursuant to the Purchase Agreement, rank senior to all prior indebtedness of the Company, and will rank pari passu with any additional promissory notes ("Additional Notes") sold by the Company in Additional Note Offerings (defined below), if any.

Section 1.04 Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, the Holder will be entitled to receive, pari passu with the other holders of Notes now or hereafter issued pursuant to the Purchase Agreement and the holders of any Additional Notes issued in any Additional Note Offerings, if any, and in preference to the holders of the Company's other outstanding securities, an amount equal to two times the principal amount of, and any accrued and unpaid interest on, the Note.

Section 1.05 Pre-Payment. Except as otherwise set forth in this Note, the Company may prepay any portion of the principal amount of this Note without the prior written consent of the Holder.

Section 1.06 Different Denominations; Transfer.

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(a) This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

(b) This Note and any shares of Common Stock issued upon conversion of this Note may only be offered, sold, assigned or transferred by the Holder without the consent of the Company, provided that the provisions of the Purchase Agreement are complied with in all respects.

Section 1.07 Reliance on Note Register. Prior to due presentment to the Company for permitted transfer or conversion of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 1.08 Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days' written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity. Upon an assignment of the Note to the Company, the Company may act as paying agent and registrar without regard to the notice provision provided above.

Section 1.09 Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

Section 1.10 Security; Other Rights.

(a) The obligations of the Company to the Holder under this Note shall be secured by a security interest in and lien on all now owned or hereafter acquired assets and property, real and personal, of the Company and its subsidiaries, including the Company's intellectual property, pari passu with the other holders of Notes now or hereafter issued pursuant to the Security Agreement dated __________, 2016 (the "Security Agreement") between the Company and the Holder, and pari passu the holders of any Additional Notes issued in any Additional Note Offerings, if any. Except as expressly provided herein and/or in the Security Agreement, the security interest in and liens on all assets and property of the Company will be a first priority security interest pari passu with any Additional Notes issued in Additional Note Offerings, if any.

(b) In addition to the rights and remedies given it by this Note and the Purchase Agreement, the Holder shall have all those rights and remedies allowed by applicable laws. The rights and remedies of the Holder are cumulative and recourse to one or more right or remedy shall not constitute a waiver of the others.

Section 1.11 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of conversion of this Note, that number of shares of Common Stock equal to the number of Unit Shares and Unit Warrant Shares into which the Note is convertible based upon the then applicable conversion price.

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Article II.

 Section 2.01  Events of Default. Each of the following events shall constitute a default under this Note (each an "Event of Default"):

(a)	failure by the Company to pay any principal amount or interest when due hereunder within five (5) days of the date such payment is due;

(b)

the Company or any subsidiary of the Company shall: (i) make a general assignment for the benefit of its creditors; (ii) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (iii) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (iv) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (v) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (vi) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction;

(c)

any case, proceeding or other action shall be commenced against the Company or any subsidiary of the Company for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 2.01(b) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing shall continue unstayed and in effect for any period of sixty (60) days;

(d)	any material breach by the Company of any of its representations or warranties contained in this Note or the Purchase Agreement; or

(e)

any material default, whether in whole or in part, shall occur in the due observance or performance of any obligations or other covenants, terms or provisions to be performed by the Company under this Note which is not cured within five (5) business days after receipt of written notice thereof. Section 2.02 If any Event of Default specified in Section 2.01(b) or Section 2.01(c) occurs, then the full principal amount of this Note, together with any other amounts owing in respect thereof, to the date of the Event of Default, shall become immediately due and payable without any action on the part of the Holder, and if any other Event of Default occurs, the full principal amount of this Note, together with any other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder's election, immediately due and payable in cash. All Notes for which the full amount hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Article III. Section 3.01 Negative Covenants. So long as this Note shall remain in effect and until any outstanding principal and interest and all fees and all other expenses or amounts payable under this Note and the Purchase Agreement have been paid in full, unless the Holders of a majority of the principal amount of the Notes shall otherwise consent in writing (such consent not to be unreasonably withheld), the Company shall not: (a) Senior or Pari Passu Indebtedness. Incur, create, assume, guaranty or permit to exist any indebtedness that ranks senior in priority to, or pari passu with, the obligations under this Note and the Purchase Agreement, except for (i) indebtedness existing on the date hereof and set forth in Schedule A attached hereto and only to the extent that such indebtedness ranks senior in priority to or pari passu with the obligations under this Note and the Purchase Agreement on the Original Issue Date, (ii) indebtedness created as a result of a subsequent financing if the gross proceeds to the Company of such financing are equal to or greater than the aggregate principal amount of the Notes and the Notes are repaid in full upon the closing of such financing, and (iii) any Additional Notes issued by the Company in a subsequent Additional Note Offering consummated prior to a Qualified Offering, if any.

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Section 2.02  If any Event of Default specified in Section 2.01(b) or Section 2.01(c) occurs, then the full principal amount of this Note, together with any other amounts owing in respect thereof, to the date of the Event of Default, shall become immediately due and payable without any action on the part of the Holder, and if any other Event of Default occurs, the full principal amount of this Note, together with any other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder's election, immediately due and payable in cash. All Notes for which the full amount hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Article III.

Section 3.01Negative Covenants. So long as this Note shall remain in effect and until any outstanding principal and interest and all fees and all other expenses or amounts payable under this Note and the Purchase Agreement have been paid in full, unless the Holders of a majority of the principal amount of the Notes shall otherwise consent in writing (such consent not to be unreasonably withheld), the Company shall not:

(a) Senior or Pari Passu Indebtedness. Incur, create, assume, guaranty or permit to exist any indebtedness that ranks senior in priority to, or pari passu with, the obligations under this Note and the Purchase Agreement, except for (i) indebtedness existing on the date hereof and set forth in Schedule A attached hereto and only to the extent that such indebtedness ranks senior in priority to or pari passu with the obligations under this Note and the Purchase Agreement on the Original Issue Date, (ii) indebtedness created as a result of a subsequent financing if the gross proceeds to the Company of such financing are equal to or greater than the aggregate principal amount of the Notes and the Notes are repaid in full upon the closing of such financing, and (iii) any Additional Notes issued by the Company in a subsequent Additional Note Offering consummated prior to a Qualified Offering, if any.

(b) Liens. Create, incur, assume or permit to exist any lien on any property or assets (including stock or other securities of the Company) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(i) liens on property or assets of the Company existing on the date hereof and set forth on Schedule A attached hereto, provided that such liens shall secure only those obligations which they secure on the date hereof;

(ii) any lien created under this Note or the Purchase Agreement;

(iii) any lien existing on any property or asset prior to the acquisition thereof by the Company, provided that

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1) such lien is not created in contemplation of or in connection with such acquisition and

2) such lien does not apply to any other property or assets of the Company;

(iv) liens for taxes, assessments and governmental charges;

(v) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like liens arising in the ordinary course of business and securing obligations that are not due and payable;

(vi) pledges and deposits made in the ordinary course of business in compliance, with workmen's compensation, unemployment insurance and other social security laws or regulations;

(vii) deposits to secure the performance of bids, trade contracts (other than for indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(viii) zoning restrictions, easements, licenses, covenants, conditions, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business and minor irregularities of title that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company;

(ix) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Company, provided that

1) such security interests secure indebtedness permitted by this Note,

2) such security interests are incurred, and the indebtedness secured thereby is created, within 90 days after such acquisition (or construction),

3) the indebtedness secured thereby does not exceed 85% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and

4) such security interests do not apply to any other property or assets of the Company;

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(x) liens arising out of judgments or awards (other than any judgment that constitutes an Event of Default hereunder) in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided the Company shall have set aside on its books adequate reserves with respect to such judgment or award; and

(xi) deposits, liens or pledges to secure payments of workmen's compensation and other payments, public liability, unemployment and other insurance, old-age pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business.

(xii) any lien created by any Additional Notes issued by the Company in a subsequent Additional Note Offering consummated prior to a Qualified Offering, if any.

(c) Dividends and Distributions. In the case of the Company, declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose.

(d) Limitation on Certain Payments and Prepayments.

(i) Pay in cash any amount in respect of any indebtedness or preferred stock that may at the obligor's option be paid in kind or in other securities; or

(ii) Optionally prepay, repurchase or redeem or otherwise defease or segregate funds with respect to any indebtedness of the Company, other than for senior indebtedness existing on the date hereof and set forth in Schedule B attached hereto, indebtedness under this Note or the Purchase Agreement. For avoidance of doubt, nothing in the Section shall be deemed to prevent or limit the Company from paying accounts payable and accrued liabilities.

Article IV.

Section 4.01 Representations of the Company. The Company hereby represents and warrants to the Holder that:

(a) (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Note, (ii) the execution and delivery of this Note by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors, and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Note has been duly executed and delivered by the Company, (iv) this Note constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

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(b) The execution, delivery and performance of this Note by the Company, and the consummation by the Company of the transactions contemplated hereby, will not (i) result in a violation of the Articles of Incorporation or By-laws (or equivalent constitutive document) of the Company or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except for those which could not reasonably be expected to have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company.

(c) There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company or any subsidiary, wherein an unfavorable decision, ruling or finding would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Note.

Section 4.02 Representations of the Holder. The Holder hereby represents and warrants to the Company that:

(a) Investment Purpose. The Holder is acquiring this Note, and, upon conversion of this Note and exercise of the Unit Warrant, the Holder will acquire the Units, Unit Shares and Unit Warrant Shares into which this Note and the Unit Warrant may be converted (the "Conversion Shares" and, together with the Note, the "Securities"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Holder reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities, or an available exemption under the Securities Act. The Holder agrees not to sell, hypothecate or otherwise transfer the Securities unless such Securities are registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such law is available.

(b) Investor Status. The Holder meets the requirements of at least one of the suitability standards for an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D under the Securities Act, or is not a "U.S. Person" as that term is defined in Rule 902(k) of Regulation S.

(c) Investor Qualifications. The Holder (i) if a natural person, represents that the Holder has reached the age of 21 and has full power and authority to execute and deliver this Note and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring this Note, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Note and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold this Note, the execution and delivery of this Note has been duly authorized by all necessary action, this Note has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Note in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Note in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Holder is executing this Note, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Note and make an investment in the Company, and represents that this Note constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Note will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Holder is a party or by which it is bound.

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(d) Solicitation. The Holder is unaware of, is in no way relying on, and did not become aware of the offering of this Note through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of this Note and is not subscribing for this Note and did not become aware of the offering of this Note through or as a result of any seminar or meeting to which the Holder was invited by, or any solicitation of a subscription by, a person not previously known to the Holder in connection with investments in securities generally.

(e) Brokerage Fees. The Holder has taken no action that would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Note or the transaction contemplated hereby (other than commissions to be paid by the Company to the Placement Agent, if any).

(f) Knowledge and Experience. The Holder has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with this Note to evaluate the merits and risks of an investment in this Note and the Company and to make an informed investment decision with respect thereto.

(g) Liquidity. The Holder has adequate means of providing for such Holder's current financial needs and foreseeable contingencies and has no need for liquidity of its investment in this Note for an indefinite period of time, and after purchasing this Note the Holder will be able to provide for any foreseeable current needs and possible personal contingencies. The Holder must bear and acknowledges the substantial economic risks of the investment in this Note including the risk of illiquidity and the risk of a complete loss of this investment.

(h) High Risk Investment. The Holder is aware that an investment in this Note, and upon conversion of this Note, the Units (including the securities underlying the Units), involves a number of very significant risks and has carefully researched and reviewed and understands the risks of, and other considerations relating to, the purchase of this Note, and, upon conversion of this Note and the exercise of the Unit Warrants, the Conversion Shares.

(i) Reliance on Exemptions. The Holder understands that this Note is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Holder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of such Holder to acquire such securities.

(j) Information. The Holder has been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that Holder requested and deemed material to making an informed investment decision regarding its purchase of this Note. The Holder has been afforded the opportunity to review such documents and materials and the information contained therein. The Holder has been afforded the opportunity to ask questions of the Company and its management. The Holder understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company's and its subsidiaries' business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Note or the Purchase Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company and its subsidiaries, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company's and its subsidiaries' control. Additionally, Holder understands and represents that it is purchasing this Note notwithstanding the fact that the Company and its subsidiaries, may disclose in the future certain material information Holder has not received, including the financial results of the Company and its subsidiaries for the current fiscal quarter. Neither such inquiries nor any other due diligence investigations conducted by such Holder shall modify, amend or affect such Holder's right to rely on the Company's representations and warranties contained herein. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in this Note.

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(k) No Other Representations or Information. In evaluating the suitability of an investment in this Note, the Holder has not relied upon any representation or information (oral or written) with respect to the Company or its subsidiaries, or otherwise, other than as stated in this Note or the Purchase Agreement.

(l) No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or will pass on, or has made or will make, any recommendation or endorsement of this Note (or the Conversion Shares), or the fairness or suitability of the investment in this Note (or the Conversion Shares), nor have such authorities passed upon or endorsed the merits of the offering of this Note (or the Conversion Shares).

(m) Transfer or Resale. The Holder understands that: (i) this Note, and, upon conversion of the Note, the Units (including the securities underlying the Units), have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Holder shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) except as otherwise provided herein or the Purchase Agreement, neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. There can be no assurance that there will be any market for this Note or the Units (including the securities underlying the Units), nor can there be any assurance that this Note will be freely transferable at any time in the foreseeable future.

(n) Legends. The Holder understands that the certificates representing the Unit Shares and Unit Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

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(o) Confidentiality. The Holder acknowledges and agrees that certain of the information received by it in connection with the transactions contemplated by this Note is of a confidential nature and may be regarded as material non-public information under Regulation FD promulgated by the SEC and that such information has been furnished to the Holder for the sole purpose of enabling the Holder to consider and evaluate an investment in this Note. The Holder agrees that it will treat such information in a confidential manner, will not use such information for any purpose other than evaluating an investment in this Note, will not, directly or indirectly, trade or permit the Holder's agents, representatives or affiliates to trade in any securities of the Company while in possession of such information and will not, directly or indirectly, disclose or permit the Holder's agents, representatives or affiliates to disclose any of such information without the Company's prior written consent. The Holder shall make its agents, affiliates and representatives aware of the confidential nature of the information contained herein and the terms of this section including the Holder's agreement to not disclose such information, to not trade in the Company's securities while in the possession of such information and to be responsible for any disclosure or other improper use of such information by such agents, affiliates or representatives. Likewise, without the Company's prior written consent, the Holder will not, directly or indirectly, make any statements, public announcements or other release or provision of information in any form to any trade publication, to the press or to any other person or entity whose primary business is or includes the publication or dissemination of information related to the transactions contemplated by this Note.

(p) No Legal Advice from the Company. The Holder acknowledges that it has had the opportunity to review this Note and the transactions contemplated by this Note with its own legal counsel and investment and tax advisors. The Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its employees, representatives or agents for legal, tax, economic and related considerations or investment advice with respect to this investment, the transactions contemplated by this Note or the securities laws of any jurisdiction.

(q) No Group Participation. The Holder and its affiliates is not a member of any group, nor is any Holder acting in concert with any other person, including any other Holder, with respect to its acquisition of this Note (and the Conversion Shares).

Article V.

Section 5.01 Registration Rights. The Holder shall have piggyback registration rights with respect to the Unit Shares and Unit Warrant Shares, as further set forth in Section 1(e) of the Purchase Agreement.

Article VI.

Section 6.01Conversion Price Adjustments.

(a) General. The conversion prices and the number of Units issuable upon the conversion of this Note shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 6.01.

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(i) Subdivision or Combination of Stock. In case the Company shall at any time subdivide (whether by way of stock dividend, stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Units shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined (whether by way of stock combination, reverse stock split or otherwise) into a smaller number of shares, the conversion price in effect immediately prior to such combination shall be proportionately increased and the number of Units shall be proportionately decreased. The conversion price and the number of Units issuable upon conversion, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 6.01(a)(i).

(ii) Dividends in Stock, Property, Reclassification. If at any time, or from time to time, the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the conversion of this Note) shall have received or become entitled to receive, without payment therefor:

1) any shares of stock or other securities that are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

2) additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 6.01(a)(i) above), then and in each such case, the conversion price and the number of Unit Shares and Unit Warrant Shares to be issued upon conversion of this Note and exercise of the Unit Warrants shall be adjusted proportionately, and the Holder hereof shall, upon the conversion of this Note and exercise of the Unit Warrants, be entitled to receive, in addition to the number of Units receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to above) that such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property. The conversion price and the Unit Shares and Unit Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 6.01(a)(ii).

(iii) Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or other assets or property (an "Organic Change"), then lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Units of the Company immediately theretofore purchasable and receivable upon the conversion of this Note) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable by reason of the Units and receivable assuming the full conversion of this Note. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustments of the conversion price and of the number of Units purchasable and receivable upon the exercise of this Note) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. To the extent necessary to effect the foregoing provisions, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holder executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase. In any event, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall be deemed to assume such obligation to deliver to such Holder such shares of stock, securities or assets even in the absence of a written instrument assuming such obligation to the extent such assumption occurs by operation of law.

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Article VII.

Section 7.01 Notice. Notices regarding this Note shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company:	CÜR Media, Inc. 2217 New London Turnpike South Glastonbury, CT 06073 Attn: Thomas Brophy, CEO Phone: (860) 430-1520

With a copy to:	CKR Law LLP 1330 Avenue of the Americas, 14th Floor New York, NY 10019 Attn: Eric C. Mendelson Phone: (212) 259-7300

If to the Holder:	To the Holder's address set forth on the Omnibus Signature Page to the Purchase Agreement

Section 7.02 Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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Section 7.03 Severability. The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

Section 7.04 Entire Agreement and Amendments. This Note together with the Purchase Agreement and Security Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Note may be amended only by an instrument in writing executed by the Company and persons holding at least a majority of the principal amount of the Notes.

Section 7.05 Cancellation. After all Principal, accrued Interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

Section 7.06 Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

Section 7.07 Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

Section 7.08 The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the conversion price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note, and (iii) shall, so long as any of the Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Notes then outstanding (without regard to any limitations on conversion).

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Note as of the date first written above.

CÜR MEDIA, INC.

By:
Name:	Thomas Brophy
Title:	Chief Executive Officer

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EXHIBIT I

NOTICE OF OPTIONAL CONVERSION

(To be executed by the Holder in order to convert the Note)

TO: CÜR Media, Inc.

The undersigned hereby irrevocably elects to convert the unpaid principal amount and accrued interest amount indicated below of the 12% Senior Secured Convertible Promissory Note due _______, 2016 (the "Note") into Conversion Shares of CÜR Media, Inc., according to the conditions stated therein, as of the Optional Conversion Date written below.

Optional Conversion Date:

Applicable Conversion Price (per Unit):	$

Principal amount of Note to be converted:	$

Principal amount of Note unconverted:	$

Interest amount to be converted:	$

Number of Units to be issued:

Issue the Unit Shares comprising part of the Units in the following name and to the following address:

Issue to the following account of the Holder:

Authorized Signature:

Name:

Title:

Phone Number:

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SCHEDULE A

EXISTING OBLIGATIONS

Lien by Connecticut Department of Economic and Community Development

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SCHEDULE B

SENIOR AND PARI PASSU INDEBTEDNESS

The State of Connecticut Department of Economic and Community Development Promissory Note, dated June 19, 2012

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